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                                  EXHIBIT 99.6

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                                                                    Exhibit 99.6

                       Citizens South Banking Corporation
                              245 West Main Avenue
                         Gastonia, North Carolina 28053
                                 (704) 868-5200

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held On September __, 2002

         Notice is hereby given that the Special Meeting of Stockholders ("Meeting") of Citizens South Banking Corporation (the "Company") will be held at The City Club of Gastonia, 532 South New Hope Road, Gastonia, North Carolina, at __:__ _.m., North Carolina Time, on September __, 2002. As of the date hereof, the Company owns 100% of the common stock of Citizens South Bank (the "Bank") and is majority-owned by Citizens South Holdings, MHC (the "Mutual Holding Company").

         A Proxy Statement and Proxy Card for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

       1. A plan of conversion and reorganization (the "Plan") pursuant to which the Mutual Holding Company will be merged into the Bank, and the Company will be succeeded by a new Delaware corporation with the same name as the Company which has been established for the purpose of completing the conversion. As part of the conversion and reorganization, shares of common stock representing the Mutual Holding Company's ownership interest in the Company will be offered for sale in a subscription and community offering. Common stock of the Company currently held by public stockholders will be converted into new shares pursuant to an exchange ratio that will ensure that stockholders at the time of the conversion will own the same percentage of Citizens South Banking Corporation after the conversion as was held immediately prior thereto, exclusive of any shares purchased by the stockholder in the offering and cash received in lieu of fractional shares;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which by original or later adjournment the Meeting may be adjourned. Stockholders of record at the close of business on August __, 2002 are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

                                        By Order of the Board of Directors


                                        Paul L. Teem, Jr.
                                        Corporate Secretary
Gastonia, North Carolina
August __, 2002

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     IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
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                              QUESTIONS AND ANSWERS
             FOR STOCKHOLDERS OF CITIZENS SOUTH BANKING CORPORATION

You should read this document and the accompanying prospectus (which includes a detailed index) for more information about the conversion and reorganization. The plan of conversion and reorganization described herein has been conditionally approved by our regulators.

Q.       WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A. Citizens South Banking Corporation stockholders as of August __, 2002 are asked to vote on the plan of conversion and reorganization. Pursuant to the plan, Citizens South Holdings, MHC will convert from the mutual holding company form to the fully public form of corporate structure (the "Conversion") and as part of the Conversion, we will offer for sale Citizens South Holdings, MHC's ownership interest in Citizens South Banking Corporation

Q.       WHAT ARE REASONS FOR THE MUTUAL-TO-STOCK CONVERSION AND RELATED
         OFFERING?

A. The primary reasons for the conversion are to facilitate acquisitions of other financial institutions, support internal growth through lending, improve our overall competitive position and enhance shareholder returns. The additional capital raised in the conversion will also support increased lending, expansion of our retail banking franchise, and introduction of new products and services.

Q. WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING CITIZENS SOUTH BANKING CORPORATION SHARES?

A. As more fully described in the prospectus section entitled "The Conversion," depending on the number of shares sold in the offering, each share of common stock that you own upon completion of the Conversion will be exchanged for between _________ new shares at the minimum and _________ new shares at the maximum of the offering range (though cash will be paid in lieu of fractional shares).

Q. WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO THE CONVERSION?

A. The Board of Directors of Citizens South Banking Corporation selected a price of $10.00 per share for the stock offered for sale because it is a commonly selected per share price for mutual-to-stock conversions. The number of new shares you receive for your existing Citizens South Banking Corporation shares does not depend on the market price of Citizens South Banking Corporation common stock. It will depend on the number of shares sold in the offering, which will in turn depend on the final independent appraisal of the pro forma market value of Citizens South Banking Corporation, assuming completion of the Conversion and offering. The result will be that each existing stockholder will own the same percentage of Citizens South Banking Corporation after the Conversion as was held just prior thereto, exclusive of (i) any shares purchased by the stockholder in the offering and (ii) cash received in lieu of fractional shares.

Q.       SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A. No. If you hold your certificate(s), instructions for exchanging the shares will be sent to you after completion of the Conversion. If your shares are held in "street name," rather than in certificate form, the share exchange will occur automatically upon completion of the Conversion.

Q.       WILL MY DIVIDENDS DECREASE?

A. No. Citizens South Banking Corporation currently pays a quarterly dividend of $_________ per share (or $_________ per share annualized). The number of new stock shares that will be issued to you will be different from the number that you currently own. However, the per share dividend for these new shares will be adjusted

                                      (i)
         to ensure that your aggregate dividends do not decrease. For example, if _________ new shares are issued for each Citizens South Banking Corporation share owned at the conclusion of the Conversion, the quarterly dividend per share will be $_________. Of course, there is no assurance that the Board of Directors will not change the dividend policy in the future or eliminate dividends.

Q. IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER AUTOMATICALLY VOTE ON MY BEHALF?

A. No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q.       WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER?

A. Your vote is important. If you do not instruct your broker to vote your shares, the unvoted proxy will have the same effect as a vote against the plan of conversion.

Q. MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A. Yes. Eligible Citizens South Bank depositors have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as fully described in the prospectus. Citizens South Banking Corporation stockholders as of August __, 2002 have a preference in the community offering. If you hold your stock certificate(s), you were mailed a stock order form and order reply envelope with this document. If you hold your shares in street name with a broker, you must call the stock information center if you would like to receive a stock order form. The toll free telephone number is (___) ___-____.


                                Other Questions?

For answers to other questions, please read the Proxy Statement and the prospectus, which includes a Questions and Answers section. Questions about the offering or voting may be directed to the information center by calling, toll free, (___) ___-____, Monday through Friday, from 9:00 a.m. and 5:00 p.m., North Carolina Time.

                                      (ii)

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                                 PROXY STATEMENT
                                       of
                       CITIZENS SOUTH BANKING CORPORATION
                              245 West Main Avenue
                         Gastonia, North Carolina 28053
                                 (704) 868-5200

                         SPECIAL MEETING OF STOCKHOLDERS


                               September __, 2002

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Citizens South Banking Corporation (the "Company"), to be used at the Special Meeting of Stockholders of the Company (the "Meeting"), which will be held at The City Club of Gastonia, 532 South New Hope Road, Gastonia, North Carolina, on September __, 2002 at __:__ _.m., North Carolina Time, and all adjournments thereof. The accompanying Notice of Special Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about August __, 2002.


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                              REVOCATION OF PROXIES
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         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Please sign and return your Proxy in order for your vote to be counted. Where no instructions are indicated, proxies, if signed, will be voted "FOR" the proposal set forth in this Proxy Statement for consideration at the Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above, or by filing a duly executed proxy bearing a later date. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.


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                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
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         Holders of record of the Company's common stock at the close of business on August __, 2002 (the "Voting Record Date") are entitled to one vote for each share held. As of the Voting Record Date, there were __________ shares of common stock issued and outstanding, __________ of which were held by Citizens South Holdings, MHC (the "Mutual Holding Company"), and __________ of which were held by stockholders other than the Mutual Holding Company ("Public Stockholders"). The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting.

         Pursuant to Office of Thrift Supervision ("OTS") regulations and the plan of conversion and reorganization (the "Plan"), completion of the conversion of Citizens South Holdings, MHC from the mutual to the stock form of organization (the "Conversion") is subject to the approval of the Plan by the OTS and by a majority of the total votes eligible to be cast by members of the Mutual Holding Company (i.e., depositors of Citizens South Bank (the "Bank")). In addition, the transactions incident to the Conversion and the Plan must be approved by at least two-thirds of the outstanding shares of common stock, and a majority of votes cast by Public Stockholders. With respect to the required affirmative vote of at least two-thirds of the outstanding shares of common stock, abstentions and broker non-votes will have the effect of a vote against the Plan. With respect to the required affirmative vote by a majority of votes cast by stockholders other than the Mutual Holding Company, broker non-votes will be considered as shares not voted. Management believes that the Mutual Holding Company will vote all of its shares to approve the Plan.


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        PROPOSAL I--APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION
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         In addition to this Proxy Statement, you have received as part of this mailing a Prospectus that describes the Company and the Conversion and related offering. The Prospectus is incorporated by reference into this Proxy Statement. Therefore, you should carefully read the Prospectus prior to voting on the proposal to be presented at the Meeting. Details of the Conversion are addressed in the Prospectus sections entitled "Summary" and "The Conversion."

                        DISSENTERS' AND APPRAISAL RIGHTS

         Under OTS regulations, Public Stockholders will not have dissenters' rights or appraisal rights in connection with the exchange of their common stock for shares of common stock of Citizens South Banking Corporation pursuant to the exchange ratio described in the Prospectus.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

         The Plan sets forth the terms, conditions, and provisions of the proposed Conversion. The Certificate of Incorporation and Bylaws of the new Delaware corporation are exhibits to the Plan. If you would like to receive an additional copy of the Prospectus, or a copy of the Plan and the Certificate of Incorporation and Bylaws of the Company, you must request such materials in writing, addressed to the Secretary of the new Delaware corporation at the address given above. Such requests must be received by the Company no later than September __, 2002. If the Company does not receive your request by such date, you will not be entitled to have such materials mailed to you.

         To the extent necessary to permit approval of the Plan, proxies may be solicited by officers, directors, or regular employees of the Company and/or the Bank, in person, by telephone, or through other forms of communication and, if necessary, the Meeting may be adjourned to a later date. Such persons will be reimbursed by the Company and/or the Bank for their reasonable out-of-pocket expenses, including, but not limited to, telephone and postage expenses incurred in connection with such solicitation. The Company and/or the Bank have not retained a proxy solicitation firm to provide advisory services in connection with the solicitation of proxies. The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.

YOUR VOTE IS IMPORTANT! THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PLAN.

THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES IN THE OFFERING. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                       BY THE ORDER OF THE BOARD OF DIRECTORS


                                       Paul L. Teem, Jr.
                                       Corporate Secretary
Gastonia, North Carolina
August __, 2002

                                       2

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                                 REVOCABLE PROXY


                       CITIZENS SOUTH BANKING CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS
                               September __, 2002

         The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Citizens South Banking Corporation (the "Company") which the undersigned is entitled to vote at a Special Meeting of Stockholders ("Meeting") to be held at the City Club of Gastonia, Gastonia, North Carolina, at __:__ _.m., North Carolina Time, on September __, 2002. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                           FOR        AGAINST
                                                           ---        -------

  1.  A plan of conversion and reorganization (the
      "Plan") pursuant to which the Mutual Holding
      Company will be merged into the Bank, and the Company will be succeeded by a new
      Delaware corporation with the same name as the Company which has been established for the purpose of completing the conversion and reorganization. As part of the conversion, shares of common stock representing the Mutual Holding Company's ownership interest in the Company will be offered for sale in a subscription and community offering. Common stock of the Company currently held by public stockholders will be converted into new shares pursuant to an exchange ratio that will ensure that stockholders at the time of the conversion will own the same percentage of Citizens South Banking
      Corporation after the conversion as was held immediately prior thereto, exclusive of any shares purchased by the stockholder in the offering and cash received in lieu of fractional shares.

The Board of Directors recommends a vote "FOR" the listed proposal.

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IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSITION STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting.

Dated: _________________, 2002


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PRINT NAME OF STOCKHOLDER                       PRINT NAME OF STOCKHOLDER


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SIGNATURE OF STOCKHOLDER                        SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

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        Please complete, date and sign this proxy and return it promptly in the enclosed postage-paid envelope.
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